                                                               Filed Pursuant to
                                                        Rule 424 (b) (3) and (c)
                                                              File No. 333-42500


                PROSPECTUS SUPPLEMENT NO. 1 DATED AUGUST 25, 2000
                       TO PROSPECTUS DATED AUGUST 3, 2000

                             CONEXANT SYSTEMS, INC.
                                7,651,414 SHARES
                                       OF
                                  COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

         This Prospectus Supplement should be read in conjunction with the Prospectus dated August 3, 2000 (the "Prospectus"). The table on pages 23, 24 and 25 of the Prospectus under the caption "Selling Securityholders" setting forth information concerning the selling securityholders in connection with the HotRail Acquisition is superceded by the following table:

                                                                          COMMON STOCK OWNED        COMMON STOCK
NAME                                                                     PRIOR TO THE OFFERING     OFFERED HEREBY
----                                                                     ---------------------     --------------
HOTRAIL ACQUISITION:
Alpine Venture Fund, LP. ...............................................         205,856               205,856
American Pacific Ventures, Inc. ........................................           7,854                 7,854
Bean, Brian ............................................................           4,678                 4,678
Beans Plus LLC - Finance ...............................................           3,087*                3,087
Beans Plus LLC - SM ....................................................           2,329*                2,329
Bliessener, Merrylee ...................................................           1,543                 1,543
Bumgarner, Donna S. ....................................................              20                    20
Carlsen, Dan ...........................................................           1,029                 1,029
Charter Ventures II, L.P. ..............................................          34,377                34,377
Chase Venture Capital Associates, L.P. .................................       1,209,663             1,209,663
Chavencap, Ltd. ........................................................          18,852                18,852
Chiruvolu, Ravi ........................................................           1,160                 1,160
Comerica Bank ..........................................................           5,892                 5,892
Costa, Fran ............................................................           1,543                 1,543
Delmon, Edmond S. ......................................................           4,323                 4,323
Dolan, A. Barr .........................................................          18,852                18,852
Dorris, Stephanie ......................................................          10,292                10,292
Eberts, Donald .........................................................          74,440                74,440
Egan, Richard ..........................................................          23,158                23,158
F&W Investments 1996-II ................................................           6,175                 6,175
F&W Investments 2000 ...................................................           9,357                 9,357
First Formosa II Technology Investment Corp. ...........................         331,429               331,429
First Formosa Technology Investment Holding Company Limited ............         107,293               107,293
Fu, Kevin J. Irrevocable Trust .........................................           2,058                 2,058
Fu, Shuiti .............................................................           1,029                 1,029
Fu-Jing Trust created on November 23, 1999 .............................         564,161               564,161

                                                                          COMMON STOCK OWNED        COMMON STOCK
NAME                                                                     PRIOR TO THE OFFERING     OFFERED HEREBY
----                                                                     ---------------------     --------------
Gandhi, Gunavati .......................................................           4,318                 4,318
Gorman, William S. .....................................................           5,146                 5,146
Goyan-Hart Family Living Trust, Jere E. Goyan or Linda L. Hart, Trustees           1,160                 1,160
Greene, Natalie F. .....................................................              20                    20
Gustafson, Corrie S. ...................................................             292                   292
GVC Cayman Corporation .................................................          28,608                28,608
Harrison, Donald C. ....................................................           1,160                 1,160
Hartman, Greg ..........................................................           1,029                 1,029
Hoang, Tuong ...........................................................           1,482                 1,482
Hoover, Mark ...........................................................           3,087                 3,087
Hsieh, H.L. ............................................................          28,608                28,608
Innovatech Associates ..................................................          14,408**              14,408
Jiang, Guoqing "James" .................................................           2,599                 2,599
Jing, Wen ..............................................................             411                   411
Jaedicke, Robert K. Family Trust .......................................           1,160                 1,160
Joerger, Tricia ........................................................              20                    20
Kawamura, Eiji .........................................................           3,880                 3,880
Kaye, Eric .............................................................           4,678                 4,678
Klatt, Andrew K. .......................................................           1,161                 1,161
Kufis, James C. Kufis & Carolyn M. Kufis 1988 Trust ....................           2,058                 2,058
Kufis, Andrew C. .......................................................           2,058                 2,058
Kufis, James C .........................................................         127,248               127,248
Lee, Liang Chen ........................................................          21,467                21,467
Long, Junsheng .........................................................           1,860                 1,860
Love, Dixie L. .........................................................             292                   292
Marazita, Frank ........................................................          18,054                18,054
Nason, Norman A. .......................................................           5,146                 5,146
Needham Capital Partners II (Bermuda), L.P. ............................          11,832                11,832
Needham Capital Partners II, L.P. ......................................         108,314               108,314
Ontario Teachers' Pension Plan Board ...................................         974,898               974,898
Pacific Coast Investors, Ltd. ..........................................         262,980               262,980
Pasternoster, Paul .....................................................           3,911                 3,911
Phoenix Leasing Incorporated ...........................................           7,071                 7,071
Positioning Strategies .................................................           3,430                 3,430
Race, Stephen M. .......................................................              41                    41
Ready, Matt ............................................................           1,029                 1,029
Rees/Source Ventures #13, LLC ..........................................          27,814                27,814
Ridley, Judy L. ........................................................           2,058                 2,058
Schwarzer, Fred M. .....................................................           1,160                 1,160
Schweichler Associates .................................................           2,058*                2,058
Selby Venture Partners, L.P. ...........................................         251,604               251,604
Senner, Valerie ........................................................           2,210                 2,210
Shetler, Joy ...........................................................             205                   205
Shriner, Donald R. .....................................................           5,146                 5,146
Smith, Walstein Bennett III ............................................           2,058                 2,058
Techfarm II, L.P. ......................................................         177,037               177,037
Techfund Capital II, L.P. ..............................................         187,249               187,249


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

                                                                          COMMON STOCK OWNED        COMMON STOCK
NAME                                                                     PRIOR TO THE OFFERING     OFFERED HEREBY
----                                                                     ---------------------     --------------
Techfund Capital Management II, LLC ....................................           8,401                 8,401
Techfund Capital Management, LLC .......................................          16,983                16,983
Techfund Capital, L.P. .................................................         185,271               185,271
Tomita, Lane ...........................................................           2,187                 2,187
Veerappan, Armachalam ..................................................           3,742                 3,742
Venture Lending & Leasing II, Inc. .....................................          18,278                18,278
Venture Lending & Leasing, Inc. ........................................           7,833                 7,833
Wah, Wong Ying .........................................................          68,962                68,962
Wang, Manzhen ..........................................................           1,029                 1,029
Wasserstein Adelson Ventures, L.P. .....................................         271,356               271,356
Wellington Trust, Robert Cohn, Trustee .................................           1,160                 1,160
Woodside Fund III SBIC, L.P. ...........................................         502,725               502,725
Woodside Fund IV L.P. ..................................................         421,050               421,050
WPEP Ventures, LLC .....................................................           9,357                 9,357
Wu, Kuo-Yong ...........................................................           7,163                 7,163
Wu, Yung-Fnng ..........................................................          28,608                28,608
Yeah, Solomon ..........................................................           7,163                 7,163
Zuckerman, Matthew .....................................................           4,652                 4,652
                                                                               ---------             ---------
     Total .............................................................       6,529,885             6,529,885
                                                                               =========             =========

--------------
 * Options to purchase our common stock held prior to the offering.

** 50% of these shares represent options to purchase our common stock held prior to the offering.


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